EXHIBIT 99.1

NEWS RELEASE

NYSE:LDG

Contact: Phyllis Proffer

925-979-3979

Longs Drug Stores Enters Agreement

To Exchange Six Stores with Rite Aid

WALNUT CREEK, California (April 6, 2007) – Longs Drug Stores Corporation (NYSE: LDG) announced today that it has signed an agreement to exchange six stores with Rite Aid Corporation, including prescription files, fixed assets and inventory as well as to assume the leases for the non-owned stores. The transaction is expected to be completed in the second quarter and is subject to regulatory approvals and other customary closing conditions. Terms of the agreement were not disclosed.

On February 28, 2007, Longs Drugs announced its planned disposition of 31 stores during the fiscal year ending January 31, 2008. Under the agreement announced today, Rite Aid expects to receive six of the 31 stores including three stores in Washington, two stores in Oregon and one store in California and the prescription files only of six other Longs Drugs stores in Washington. In exchange, Longs Drugs expects to receive six Rite Aid stores in Northern Nevada, including two in Reno, one in Carson City, one in Fallon, one in Sparks, and one in Sun Valley, bringing the total number of Longs Drugs in Nevada to 24 stores.

Commenting on the agreement, Chairman, President and Chief Executive Officer Warren F. Bryant said, “This is a great opportunity to accelerate our expansion plans as well as our disposition of stores in Oregon and Washington. The successful completion of this transaction will also assure that our customers will not experience a disruption to their services.”

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to the exchange of stores with Rite Aid, the timing of completion of the transaction, the number of stores exchanged, the need for any required regulatory approvals, and the Company’s plans for its expansion and for its disposition of stores, and are indicated by such words or phrases as “projects, expects, estimates, goals, plans,” or similar words or phrases. These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that

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could cause actual events and results to vary materially from those included in or contemplated by such statements. Risks and uncertainties include, among other things, risks of changing market conditions in the overall and regional economy and in the retail industry, labor unrest, natural or manmade disasters, maintaining satisfactory relationships with vendors, changes in applicable law or in the interpretation of applicable law by regulatory agencies or by legal, accounting or other professional advisors, or by the Company, failure of satisfaction of closing conditions (including the failure to obtain any licenses, governmental approvals, or third party consents required for the exchange with Rite Aid, unanticipated delays in closing of the purchase, the occurrence of material adverse changes in the Rite Aid business or assets, and other factors described from time to time in the Company’s media releases and in its annual, quarterly and other reports filed with the Securities and Exchange Commission. Please refer to such filings for a further discussion of these risks and uncertainties. The Company undertakes no obligation to update any projections or other forward-looking statements to reflect events or circumstances that may arise after the date of this release.

ABOUT THE COMPANY

Headquartered in Walnut Creek, California, Longs Drug Stores Corporation (NYSE: LDG) is one of the most recognized retail drug store chains on the West Coast and in Hawaii. The Company operates retail pharmacies and offers a wide assortment of merchandise focusing on health, wellness, beauty and convenience. Longs also provides pharmacy benefit management services and Medicare beneficiary prescription drug plans through its wholly-owned subsidiary, RxAmerica, LLC. Additional information about Longs and its services is available at www.longs.com and more information about RxAmerica is available at www.rxamerica.com.

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